UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 Old Earhart Road, Suite 250 Ann Arbor, Michigan	48105
(Address of Principal Executive Office)	(Zip Code)

(888) 616-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	NASDAQ (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2023, Home Point Capital Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) on May 10, 2023, with Mr. Cooper Group Inc., a Delaware corporation (“Parent”), and Heisman Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”).

Item 1.02	Termination of a Material Definitive Agreement

On July 27, 2023, the Company repaid all advances and other obligations outstanding under that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, Home Point Financial Corporation, Goldman Sachs Bank USA, as the sole lender, and Goldman Sachs Bank USA, as the administrative agent, and thereafter terminated the Credit Agreement and all commitments previously available thereunder on July 28, 2023.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent caused Acquisition Sub to commence a tender offer (the “Offer”), to acquire all of the outstanding shares of common stock, par value $0.0000000072 per share, of the Company (such shares, the “Shares” and such stock, the “Company Common Stock”), other than the excluded shares, for $2.33 per Share, net to the seller in cash, without interest thereon (the “Offer Price”), and subject to any required withholding, upon the terms and subject to the conditions of the Merger Agreement.

The Offer was extended through 5:00 p.m., Eastern Time, on Monday, July 31, 2023, and at 5:00 p.m. Eastern Time on July 31, 2023, the Offer expired. Parent was advised by Equiniti Trust Company, in its capacity as depository and paying agent for the Offer (the “Depository and Paying Agent”), that, as of the expiration of the Offer, a total of 136,532,192 Shares were validly tendered and not validly withdrawn in accordance with the terms of the Offer, representing approximately 98.5% of the Shares outstanding as of the expiration of the Offer.

As of the expiration of the Offer, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Acquisition Sub has accepted for payment all of the Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Acquisition Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent in accordance with the DGCL. At the effective time of the Merger (the “Effective Time”), each Share that is not (i) validly tendered and irrevocably accepted for purchase pursuant to the Offer, (ii) held by a stockholder who is entitled to, and have properly exercised and perfected their demand for, appraisal rights under Section 262 of the DGCL, or (iii) held by Parent, Acquisition Sub, or any other direct or indirect wholly owned subsidiary of Parent, was thereupon converted into the right to receive the Offer Price (the “Merger Consideration”), on the terms and subject to the conditions set forth in the Merger Agreement.

Parent has transmitted, or caused to be transmitted, payment for such Shares to the Depository and Paying Agent, who will disburse the Merger Consideration to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

At the Effective Time, each of the Company’s stock options (the “Options”) that was outstanding and vested as of immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Option multiplied by (y) the total number of Shares underlying such Option. Each Option that was unvested as of immediately prior to the Effective Time and subject solely to time-based vesting conditions, automatically and without any required action on the part of the holder thereof, vested and was cancelled and was converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of (1) the Merger Consideration over (2) the per-share exercise price for such Option multiplied by (y) the total number of Shares underlying such Option. At the Effective Time, each Option that was unvested as of immediately prior to the Effective Time and subject to performance-based vesting conditions, automatically and without any required action on the part of the holder thereof, was cancelled with no consideration. In each case, if the exercise price per Share of such Option was equal to or greater than the Merger Consideration, such Option was cancelled without any cash payment or other consideration being made in respect thereof.

At the Effective Time, the portion of each of the Company’s restricted stock unit awards (the “RSUs”) that was outstanding immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, vested (if unvested) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Shares underlying such RSU (including any Shares in respect of dividend equivalent units credited thereon) multiplied by (ii) the Merger Consideration.

At the Effective Time, the portion of each of the Company’s performance stock unit awards (the “PSUs”) that was outstanding immediately prior to the Effective Time, automatically and without any required action on the part of the holder thereof, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Shares underlying such PSU (with such number determined in accordance with the terms of the Company equity plan and applicable award agreements, as determined by the Board or a committee thereof after consultation with Parent prior to the Effective Time) (including any Shares in respect of dividend equivalent units credited thereon) multiplied by (ii) the Merger Consideration.

The Merger Consideration was funded through a variety of sources, including cash on hand.

The foregoing description of the Offer, the Merger and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 11, 2023 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2023, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq suspend trading of the Shares and, following the Effective Time, file with the SEC a Form 25, Notification of Removal from Listing and/or Registration, to delist all of the Shares from Nasdaq and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Offer and the consummation of the Merger in accordance with Section 251(h) of the DGCL on August 1, 2023, at the Effective Time, the Company became a direct, wholly-owned subsidiary of Parent. In addition, at the Effective Time, Nationstar Mortgage Holdings Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Nationstar”), assumed all of the obligations of the Company as the “Issuer” (as defined in the indenture, dated as of January 19, 2021, by and among Nationstar (as successor-in-interest to the Company), the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Indenture”), governing the Company’s 5.000% Senior Notes due 2026), under the Indenture on the terms and subject to the conditions set forth in the Indenture. Neither the consummation of the Offer nor the consummation of the Merger constituted a “Change of Control” (as defined in the Indenture) under the Indenture.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Andrew Bon Salle, William A. Newman, Laurie Goodman, Agha Khan, Stephen Levey, Timothy Morse, Eric Rosenzweig and Joanna Zabriskie resigned from his or her respective position as a member of the Board and all committees thereof, effective as of the Effective Time and (ii) the members of the board of directors of Acquisition Sub immediately prior to the Effective Time became members of the Board effective as of the Effective Time.

These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, the officers of the Company at the Effective Time continued as the officers of the Company, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated in its entirety, effective as of the Effective Time, and the bylaws of the Company were amended and restated in their entirety effective as the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1*
Agreement and Plan of Merger, dated as of May 10, 2023, by and among Home Point Capital Inc., Heisman Merger Sub, Inc. and Mr. Cooper Group Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Home Point Capital Inc. with the SEC on May 11, 2023).

3.1	Second Amended and Restated Certificate of Incorporation of Home Point Capital Inc.
3.2	Amended and Restated By-laws of Home Point Capital Inc.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2023

	By:	/s/ Jean Weng
	Name:	Jean Weng
	Title:	General Counsel and Corporate Secretary